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                                                        Draft--September 3, 1997

                            RSL COMMUNICATIONS, LTD.
                        1997 DIRECTORS COMPENSATION PLAN

1.       Purposes

                  The purposes of this RSL Communications, Ltd. 1997 Directors Compensation Plan (the "Plan") are to enable the Company to attract, retain and motivate the best qualified directors and to enhance a long-term mutuality of interest between the directors and shareholders of the Company by granting them options to purchase the Company's shares.

2.       Definitions

                  Unless the context requires otherwise, the following words as used in the Plan shall have the meanings ascribed to each below, it being understood that masculine, feminine and neuter pronouns are used interchangeably, and that each comprehends the others.

                  "Award" shall mean any Option or Share awarded under the Plan.

                  "Board" shall mean the Board of Directors of the Company.

                  "Class A Common Stock" shall mean the Class A common shares of the Company, par value $.|X|.

                  "Code" shall mean the Internal Revenue Code of 1986, as amended.

                  "Company" shall mean RSL Communications, Ltd., a Bermuda corporation, and any successor thereto.

                  "Eligible Director" shall mean the Chairman of the Board and the Vice Chairman of the Board (so long as such person receives no compensation for his services to the Company other than as a non-executive Chairman or Vice Chairman) and any director of the Company who is not an officer or employee of the Company or any of its subsidiaries.


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                  "Fair Market Value" shall mean, on any date, the average of the closing price of a Share of Class A Common Stock as reported on the National Association of Securities Dealers Automated Quotation/National Market System ("NASDAQ/NMS") (or on such other recognized market or quotation system on which the trading prices of the Share are traded or quoted at the relevant time) over the preceding twenty business days. Notwithstanding the foregoing, "Fair Market Value" on the date of the IPO shall be the price at which the Class A Common Stock is sold to the public in the IPO.

                  "Initial Option Award" shall mean an Option to purchase that number of Shares (rounded to the nearest whole number) equal to (a) in the case of (i) the Chairman of the Board, $150,000, (ii) the Vice Chairman of the Board, $75,000 and (iii) each other Eligible Director, $50,000, divided by (b) the Fair Market Value of a Share as of the date of the IPO, in each case with an initial exercise price per Share equal to the Fair Market Value of a Share on the date of such IPO, subject to adjustment as provided in Section 6(e).

                  "IPO" shall mean the initial pubic offering of the Company's Class A Common Stock.

                  "Option" shall mean the right to purchase Shares at a stated price for a specified period of time. For purposes of the Plan, the Options are nonstatutory stock options and are not intended to qualify under Section 422 of the Code.

                  "Share" shall mean a share of Class A Common Stock.

                  "Share Value" shall mean the amount equal to the product of
(i) the Fair Market Value on the date that the corresponding Share grant would be made under Section 7 and (ii) the number of Shares to be awarded to the Eligible Director who is electing to defer receipt of the Share grant.

                  "Stock Account" shall mean a memorandum account established to record the deferral of certain compensation otherwise payable to an Eligible Director which shall be deemed invested in notional Shares.

                  "Term Option Award" shall mean an Option to purchase that number of Shares (rounded to the nearest whole number) equal to (a) in the case of (i) the Chairman of the Board, $150,000, (ii) the Vice Chairman of the Board, $75,000 and (iii) each other Eligible Director, $50,000, divided by (b) the Fair Market Value of a Share as of the date of grant, in each case with an initial exercise price per Share equal


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to the Fair Market Value of a Share on such date, subject to adjustment as provided in Section 6(e).


                  "Term Share Award" shall mean that number of Shares (rounded to the nearest whole number) equal to $30,000, divided by the Fair Market Value of a Share as of the date of grant, provided that an Eligible Director who served as a director for only a portion of the time since the last annual meeting of shareholders shall receive an award for that number of Shares (rounded to the nearest whole number) equal to the product of such number of Shares times a fraction, the numerator of which is the number of regular meetings of the Board occurring since the last annual meeting of shareholders and while the Eligible Director was a member of the Board and the denominator of which is the total number of regular meetings of the Board occurring from the date of such last annual meeting of shareholders to the date of the annual meeting on which the award of Shares occurs.

                  "Units" shall have the meaning ascribed thereto in Section
8(c).

3.       Effective Date

                  The effective date of the Plan shall be the date of the closing of the initial public offering of the Company's Class A Common Stock.

4.       Administration

                  (a) Powers of the Board. This Plan shall be administered by the Board. The Board may delegate its powers and functions hereunder to a duly appointed committee of the Board. The Board shall have full authority to interpret this Plan; to establish, amend and rescind rules for carrying out this Plan; to administer this Plan; to incorporate in any option agreement such terms and conditions, not inconsistent with this Plan, as it deems appropriate; to construe the respective option agreements and this Plan; and to make all other determinations and to take such steps in connection with this Plan as the Board, in its discretion, deems necessary or desirable for administering this Plan. All expenses incurred in the administration of the Plan, including, but not limited to, for the engagement of any counsel, consultant or agent, shall be paid by the Company.

                  (b) Disinterested Status. Notwithstanding the foregoing, neither the Board, any committee thereof nor any person designated pursuant to
(c) below may take any action which would cause any Eligible Director to cease to be a "Non-Employee Director" for purposes of Rule 16b-3 promulgated under the Securities


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Exchange Act of 1934, as amended, as then in effect or any successor provisions
("Rule 16b-3"), with regard to this Plan or any other stock option or other equity plan of the Company. In particular, neither the Board nor any committee thereof shall have any discretion as to


                  (i) the selection of Eligible Directors as eligible to receive awards pursuant to the Plan;

                  (ii) the number of Shares subject to Options awarded pursuant to Section 6; or

                  (iii) the number of Shares that may be awarded pursuant to
         Section 7.

                  (c) Delegation. The Board may designate the Secretary of the Company, other officers or employees of the Company or competent professional advisors to assist the Board in the administration of this Plan, and may grant authority to such persons to execute agreements or other documents on its behalf.

                  (d) Agents and Indemnification. The Board may employ such legal counsel, consultants and agents as it may deem desirable for the administration of this Plan, and may rely upon any opinion received from any such counsel or consultant and any computation received from any such consultant or agent. No member or former member of the Board or any committee thereof or any person designated pursuant to paragraph (c) above shall be liable for any action or determination made in good faith with respect to this Plan. To the maximum extent permitted by applicable law and the Company's Memorandum of Association and Bye-Laws, each member or former member of the Board or any committee thereof or any person designated pursuant to (c) above shall be indemnified and held harmless by the Company against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim with the approval of the Company) arising out of any act or omission to act in connection with this Plan, unless arising out of such person's own fraud or bad faith. Such indemnification shall be in addition to any rights of indemnification the person may have as a director, officer or employee or under the Memorandum of Association of the Company or the Bye-Laws of the Company.

5.       Shares; Adjustment Upon Certain Events

                  (a) Shares Available. Shares to be issued under this Plan shall be made available, at the discretion of the Board, either from authorized but unissued Shares or from issued Shares reacquired by the Company. The aggregate number of


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Shares that may be issued under this Plan shall not exceed 250,000 Shares, except as provided in this Section. Shares subject to any Option granted hereunder which expires or is terminated or canceled prior to exercise will be available for future grants under the Plan.

                  (b) No Limit on Corporate Action. The existence of this Plan and Shares granted hereunder shall not affect in any way the right or power of the Board or the shareholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company's capital structure or its business, any merger or consolidation of the Company, any issue of bonds, debentures, preferred or prior preference shares ahead of or affecting common shares, the dissolution or liquidation of the Company or any sale or transfer of all or part of its assets or business, or any other corporate act or proceeding.

                  (c) Adjustments Upon Certain Events. In the event of any Share dividend or Share split, recapitalization (including, without limitation, the payment of an extraordinary dividend), merger, consolidation, combination, spin-off, distribution of assets to shareholders, exchange of shares, or other similar corporate change, the aggregate number of Shares available for Options under Section 5(a) or subject to outstanding Options and the respective prices applicable to outstanding Options shall be appropriately adjusted.

                  (d) No Adjustment If Value Received. Except as hereinbefore expressly provided, the issuance by the Company of shares of stock of any class or securities convertible into shares of stock of any class, for cash, property, labor or services, upon direct sale, upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or other securities, and in any case whether or not for fair value, shall not affect, and no adjustment by reason thereof shall be made with respect to the number of Shares subject to Options to be awarded to an Eligible Director pursuant to Section 6.

6.       Option Awards

                  (a) Initial Option Awards. Upon the date of the closing of the IPO, each Eligible Director shall automatically be granted an Initial Option Award.

                  (b) Term Option Awards. On the first business day after each annual meeting of shareholders of the Company occurring during the term of the Plan, each Eligible Director shall automatically be granted a Term Option Award.


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                  (c) Option Agreement. Options shall be evidenced by a written option agreement embodying the terms of this Section 6.

                  (d) Option Term. If not previously exercised, each Option shall expire upon the tenth (10th) anniversary of the date of the grant thereof or, upon the earlier termination of the Eligible Director's status as a director of the Company (or, if applicable, on the day following the last day on which such Option is exercisable under Section 7 below).

                  (e) Adjustment to Exercise Price. The exercise price of any Option granted hereunder shall be increased on the first day of each calendar quarter, by an amount, compounded annually, based on the yield to maturity of United States Treasury Securities with a maturity closest to ten years following the date that such Option is granted.


                  (f) Exercisability. Each Term Award granted under this Plan shall be become exercisable on a cumulative basis in five equal installments commencing on the first anniversary of the date of grant, subject to the acceleration provisions of Section 7 hereof.

                  (g) Procedure for Exercise. An Eligible Director electing to exercise one or more Options shall give written notice to the Secretary of the Company of such election and of the number of Shares he has elected to purchase. Shares purchased pursuant to the exercise of Options shall he paid for at the time of exercise in cash or by delivery to the Company of unencumbered Shares owned by the Eligible Director for at least six (6) months (or such longer period as is required by applicable accounting standards to avoid a charge to earnings) or a combination thereof. Upon receipt of payment the Company shall deliver to the Eligible Director as soon as practicable a certificate or certificates for the Shares then purchased.

                  (h) Termination of Director Status

                           (i) Termination due to Death or Disability. In the event an Eligible Director ceases to serve as a member of the Board due to death or disability, any Option granted to such Eligible Director which is then outstanding (whether or not exercisable prior to the date of termination) may be exercised by the Eligible Director or his designated beneficiary, and if none is named, in accordance with
         Section 13(c) hereof, within one (1) year following the Eligible Director's termination


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         of service or prior to the expiration date of the term of the Option, whichever period is shorter.

                           (ii) Termination for Any Other Reason. If an Eligible Director ceases to serve as a member of the Board for any other reason, (resignation, failure to stand for reelection or failure to be reelected), any Option granted to such Eligible Director may be exercised, to the extent it was exercisable at such date of termination, within ninety (90) days following the Eligible Director's termination of service or prior to the expiration date of the term of the Option, whichever period is shorter.

7.       Share Awards

                  Except to the extent that an Eligible Director shall have elected pursuant to Section 8(a) to defer receipt of the Share Value instead of receiving a grant under this Section 7, on the date of the annual meeting of shareholders of the Company occurring in each of 1998 through 2007, each Eligible Director who has performed service as a director for at least the six months preceding such date shall receive a Term Share Award.


8.       Deferred Compensation Program

                  (a) Deferral Election. On or before December 31 of any calendar year ending on or before December 31, 2006, an Eligible Director may elect to defer receipt of all or any part of the Share Value payable in respect of the calendar year following the year in which such election is made, and to have such amounts credited, in whole or in part, to a Stock Account.

                  (b) Form and Duration of Deferral Election. A deferral election shall be made by written notice filed with the Secretary of the Company. Such election shall continue in effect (including with respect to the Share Value payable for subsequent calendar years) unless and until the Eligible Director revokes or modifies such election by written notice filed with the Secretary of the Company. Any such revocation or modification of a deferral election shall become effective as of the end of the calendar year in which such notice is given and only with respect to any Share Value related to Share grants to be made in subsequent calendar years; provided that if the effect of such revocation or modification of a deferral election is to change the amount of deferred compensation that would otherwise have been credited to the Stock Account it shall in no event become effective earlier than six months after it is received


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by the Secretary. Amounts credited to the Eligible Director's Account prior to the effective date of any such revocation or modification of a deferral election shall not be affected by such revocation or modification and shall be distributed only in accordance with the otherwise applicable terms of the Plan. An Eligible Director who has revoked an election to participate in the Plan may file a new election to defer the Share Value with respect to Shares to be granted no sooner than in the calendar year following the year in which such election is filed.

                  (c) Stock Account. Any Share Value deferred shall be deemed to be invested in a number of notional Shares of the Company (the "Units") equal to the quotient of (i) such Share Value divided by (ii) the Fair Market Value on the date the Shares would have been granted. Whenever a dividend other than a dividend payable in the form of Shares is declared with respect to the Shares, the number of Units in the Eligible Director's Stock Account shall be increased by the number of Units determined by dividing (i) the product of (A) the number of Units in the Eligible Director's Stock Account on the related dividend record date and (B) the amount of any cash dividend declared by the Company on a Share (or, in the case of any dividend distributable in property other than Shares, the per share value of such dividend, as determined by the Company for purposes of income tax reporting) by (ii) the Fair Market Value on the related dividend payment date. In the case of any dividend declared on Shares which is payable in Shares, the Eligible Director's Stock Account shall be increased by the number of Units equal to the product of (i) the number of Units credited to the Eligible Director's Stock Account on the related dividend record date and (ii)

the number of Shares (including any fraction thereof) distributable as a dividend on a Share. In the event of any change in the number or kind of outstanding Shares by reason of any recapitalization, reorganization, merger, consolidation, stock split or any similar change affecting the Shares, other than a stock dividend as provided above, the Board shall make an appropriate adjustment in the number of Units credited to the Eligible Director's Stock Account. Fractional Units shall be credited, but shall be rounded to the nearest hundredth percentile, with amounts equal to or greater than .005 rounded up and amounts less than .005 rounded down.

                  (d) Distribution from Accounts Upon Termination of Service as a Director. At the time an Eligible Director makes a deferral election pursuant to Section 8(a), the Eligible Director shall also file with the Secretary of the Company a written election (a "Distribution Election") with respect to whether
(i) the value of any Units to be credited to the Stock Account shall be distributed wholly in cash, in the greatest number of whole Shares (with any fractional interest payable in cash) or a combination of cash and whole Shares,
(ii) such distribution shall commence immediately following the date the Eligible Director ceases to be a director or on the first business day of any


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calendar year following the calendar year in which the Eligible Director ceases to be a director and (iii) such distribution shall be in one lump-sum payment or in such number of annual installments (not to exceed ten) as the Eligible Director may designate. An Eligible Director may at any time, and from time to time, change any Distribution Election applicable to his or her Stock Account, provided that no election to change the timing of any terminal distribution shall be effective unless it is made in writing and received by the Secretary of the Company at least one full calendar year prior to the time at which the Eligible Director ceases to be a director.

                  (e) Distribution from Stock Account Prior to Termination of Service as a Director. Any Eligible Director may, by filing a written election with the Secretary of the Company, elect to receive a distribution of all or any portion of the amounts credited to the Eligible Director's Stock Account as of a date which is at least one full year after the date as of which such election is so filed with the Secretary; provided that, any Eligible Director who elects to receive a distribution pursuant to this first sentence of this Section 8(e) shall cease to be eligible to make any additional deferrals under this Section 8 with respect to compensation payable in the two calendar years immediately following the year in which such election is filed with the Secretary.

                  (f) Payment of Plan Distributions. Any distribution to be made hereunder, whether in the form of a lump-sum payment or installments, following the termination of an Eligible Director's service as a director shall commence in accordance with the Distribution Election made by the Eligible Director in accordance with Section 8(d). If an Eligible Director fails to specify a form of payment or a commencement date for a distribution in accordance with Section 8(d), such distribution shall be made in cash and commence on the first business day of the calendar year immediately following the year in which the Eligible Director ceases to be a director. If an Eligible Director fails to specify in accordance with Section 8(d) that a distribution shall be made in a lump-sum payment or a number of installments, such distribution shall be made in a lump-sum payment. In the case of any distribution being made in annual installments, each installment after the first installment shall be paid on the first business day of each subsequent calendar year until the entire amount subject to such installment Distribution Election shall have been paid.

9.       Transferability of Awards

                  No Award shall be transferable by the Eligible Director otherwise than by will or under the applicable laws of descent and distribution, unless such transfer shall be (a) acceptable under Rule 16b-3 and is approved by the Board or its authorized delegate or (b) in the case of an Option, if the Option agreement pursuant to which an


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Award is made so provides, to (i) the spouse, children or grandchildren of such
Eligible Director (collectively, "Family Members"), (ii) a trust or trusts for the exclusive benefit of such Family Members, or (iii) a partnership or limited liability company in which such Family Members and trusts for the exclusive benefit of such Family Members are the only partners or members, as the case may be. In addition, no Award shall be assigned, negotiated, pledged or hypothecated in any way (whether by operation of law or otherwise) and no Award shall be subject to execution, attachment or similar process. Upon any attempt to transfer, assign, negotiate, pledge or hypothecate any Award, or in the event of any levy upon any Award by reason of any attachment or similar process, in either case contrary to the provisions hereof, such Award shall immediately become null and void.

10.      Rights as a Shareholder

                  An Eligible Director (or a permitted transferee of an Option) shall have no rights as a shareholder with respect to any Shares covered by his Option until he shall have become the holder of record of such Share(s), and no adjustments shall be made for dividends in cash or other property or distribution or other rights in respect to any such Shares, except as otherwise specifically provided for in this Plan.

11.      Determinations

                  Each determination, interpretation or other action made or taken pursuant to the provisions of this Plan by the Board shall be final and binding for all purposes and upon all persons, including, without limitation, the Company, the directors, officers and other employees of the Company, the Eligible Director and their respective heirs, executors, administrators, personal representatives and other successors in interest.


12.      Termination, Amendment and Modification

                  (a) Termination and Amendment. This Plan shall terminate at the close of business on December 31, 2007, unless sooner terminated by action of the shareholders of the Company, and no Awards shall be granted under this Plan thereafter. The Board at any time or from time to time may amend this Plan to effect (i) amendments necessary or desirable in order that this Plan and the Awards shall conform to all applicable laws and regulations and (ii) any other amendments deemed appropriate. Notwithstanding the foregoing, (i) the provisions of the Plan relating to (A) the number of Shares to be granted under the Plan or subject to any Option granted to any Participant, (B) the material terms of any such grant of Shares or Options


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(including, without limitation, the time of any such grant) or (C) the manner in which the Stock Account operates, may not be amended without the approval of the Company's shareholders and (ii) the Board may not effect any amendment that would require the approval of the shareholders of the Company under any applicable laws or the listing requirements of NASDAQ/NMS (if applicable to the Company at the time such amendment is adopted or will be effective) unless such approval is obtained.

                  (b) No Effect on Existing Rights. Except as otherwise required by law, no termination, amendment or modification of this Plan may, without the consent of an Eligible Director or the permitted transferee of an Award, alter or impair the rights and obligations arising under any then outstanding Award held by such Eligible Director or the permitted transferee.

13.      Non-Exclusivity

                  Neither the adoption of this Plan by the Board nor the submission of this Plan to the shareholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other compensatory arrangements as it may deem desirable, including, without limitation, payments of cash amounts related to the tax liabilities arising directly or indirectly from the issuance of Shares in respect of an Eligible Director hereunder.

14.      General Provisions

                  (a) No Right to Serve as a Director. This Plan shall not impose any obligations on the Company to retain any Eligible Director as a director nor shall it impose any obligation on the part of any Eligible Director to remain as a director of the Company, provided that each Eligible Director by accepting each Award shall represent to the Company that it is his good faith intention to continue to serve as a director of the Company until the next annual meeting of shareholders and that he agrees to do so unless a change in circumstances arises.


                  (b) No Right to Particular Assets. Nothing contained in this Plan and no action taken pursuant to this Plan shall create or be construed to create a trust of any kind or any fiduciary relationship between the Company and any Eligible Director, the executor, administrator or other personal representative or designated beneficiary of such Eligible Director, or any other persons. Any reserves that may be established by the Company in connection with this Plan shall continue to be part of the general funds of the Company, and no individual or entity other than the Company shall have any interest in such funds until paid to an Eligible Director. To the extent that any Eligible


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Director or his executor, administrator, or other personal representative, as the case may be, acquires a right to receive any payment from the Company pursuant to this Plan, such right shall be no greater than the right of an unsecured general creditor of the Company.

                  (c) Beneficiary Designation. Each Eligible Director under the Plan may from time to time name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid or by whom any right under the Plan is to be exercised in case of his death. Each designation will revoke all prior designations by the same Eligible Director, shall be in a form prescribed by the Company, and will be effective only when filed by the Eligible Director in writing with the Company during his lifetime. In the absence of any such designation, benefits remaining unpaid at the Eligible Director's death shall be paid to or exercised by the Eligible Director's surviving spouse, if any, or otherwise to or by his estate.

                  (d) Listing of Shares and Related Matters. The Plan, the granting and exercising of Awards thereunder, and the other obligations of the Company under the Plan, shall be subject to all applicable federal and state laws, rules, and regulations, and to such approvals by any regulatory or governmental agency as may be required. If at any time the Board shall determine in its discretion that the listing, registration or qualification of the Shares covered by this Plan upon any national securities exchange or under any United States or non-United States federal, state or other law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the delivery of Shares under this Plan, no Shares will be delivered unless and until such listing, registration, qualification, consent or approval shall have been effected or obtained, or otherwise provided for, free of any conditions not acceptable to the Board. The Company, in its discretion, may require an Eligible Director to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of Common Stock in compliance with applicable laws, rules, and regulations. The Company shall not be obligated by virtue of any provision of the Plan to recognize the exercise of any Award or to otherwise sell or issue Common Stock in violation of any such laws, rules, or regulations; and any postponement of the exercise or settlement of any Award under this provision shall not extend the term of such Awards, and neither the Company nor its directors or officers shall have any obligation or liability to any person with respect to any Award (or Shares issuable thereunder) that shall lapse because of such postponement.


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                  (e) Issuance of Stock Certificates; Legends. Upon any exercise of an Option and payment of the exercise price thereof and upon the issuance of Shares pursuant to this Plan, a certificate or certificates for the Shares shall be issued by the Company in the name of the person or persons exercising such Option or receiving such Shares and shall be delivered to or upon the order of such person or persons. Certificates for Shares issued upon exercise of an Option or otherwise hereunder shall bear such legend or legends as the Board, in its discretion, determines to be necessary or appropriate to prevent a violation of, or to perfect an exemption from, the registration requirements of the Securities Act of 1933, as amended, or to implement the provisions of any agreements between the Company and the Eligible Director with respect to such Shares.

                  (f) Withholding Taxes. The Company shall have the right to make such provisions as it deems necessary or appropriate to satisfy any obligations it may have to withhold federal, state or local income or other taxes incurred by reason of the issuance of Shares under the Plan, including requiring an Eligible Director to reimburse the Company for any taxes required to be withheld or otherwise deducted and paid by the Company in respect of the issuance of Shares.

                  (g) Notices. Each Eligible Director shall be responsible for furnishing the Board with the current and proper address for the mailing of notices and delivery of agreements and Shares. Any notices required or permitted to be given shall be deemed given if directed to the person to whom addressed at such address and mailed by regular United States mail, first-class and prepaid. If any item mailed to such address is returned as undeliverable to the addressee, mailing will be suspended until the Eligible Director furnishes the proper address.

                  (h) Severability of Provisions. If any provision of this Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof, and this Plan shall be construed and enforced as if such provision had not been included.

                  (i) Incapacity. Any benefit payable to or for the benefit of a minor, an incompetent person or other person incapable of receipting therefor shall be deemed paid when paid to such person's guardian or to the party providing or reasonably appearing to provide for the care of such person, and such payment shall fully discharge the Board, the Company and other parties with respect thereto.


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                  (j) Headings and Captions. The headings and captions herein are provided for reference and convenience only, shall not be considered part of this Plan, and shall not be employed in the construction of this Plan.

                  (k) Governing Law. This Plan shall be construed and enforced according to the laws of Bermuda.


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